                                                                    EXHIBIT 99.1

PRESS RELEASE

WATERCHEF, INC. SHAREHOLDERS APPROVE INCREASE IN AUTHORIZED CAPITAL STOCK

Glen  Head,  New  York,  June 8,  2004 - David A.  Conway,  President  and Chief
Executive  Officer,  announced  today that on June 5, 2004,  WaterChef,  Inc., a
Delaware  corporation (the "Company")  convened a special meeting of its common,
Series  A  Preferred,  Series  C  Preferred,  Series D  Preferred  and  Series F
Preferred stockholders (together the "Stockholders").  The Stockholders,  voting as a single class, voted on a proposal to amend the Certificate of Incorporation to increase the Company's  authorized  capital stock from 100,000,000  shares to
200,000,000  shares,  consisting  of  190,000,000  shares  of  common  stock and
10,000,000 shares of preferred stock.

The Stockholders,  voting as a single class,  approved the proposal  authorizing the  amendment to the  Certificate  of  Incorporation  increasing  the Company's authorized  capital stock by a vote of  76,060,283  shares for,  593,869  shares against, and 189,215 shares abstained.

ABOUT WATERCHEF, INC.
WaterChef,  Inc. ( OTCBB:  WTER) has been in business since 1993 and designs and
markets  the  PureSafe  Water  Station  family  of  products.   The  Company  is
headquartered in Glen Head, New York and  manufactures the PureSafe  products in
Bohemia,  New York.  To learn more about the  Company and its  products,  please visit our website http://www.waterchef.net.

From  time to time,  information  provided  by the  Company  (including  but not limited  to this  release),  statements  made by its  employees  or  information included in its filings with the Securities and Exchange  Commission may contain statements, which are so-called "forward -looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. The Company's results may differ significantly from  those  stated in any  forward-looking  statements.  With  respect  to such forward-looking  statements,  we claim protection  under the Private  Securities
Litigation Reform Act of 1995.  Forward-looking  statements  involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance,  litigation,  risks in product and technology development and other risk factors  detailed from time to time in the Company's  Securities  and
Exchange Commission reports including,  without limitation,  its Form 10-KSB and
Forms 10-QSB.

WATERCHEF, INC.
CONTACT:   DAVID CONWAY
VOICE:     (516) 656-0059
FAX:       (516) 656-9095
E-MAIL:    info@waterchef.net
Web Site:   www.waterchef.net